UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2008
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road
Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
EX-10.1 Amendment, Waiver and Consent Agreement No. 5, dated as of October 30, 2008

Item 1.01 Entry into a Material Definitive Agreement.
On October 30, 2008, NaviSite, Inc. (the “Company”) entered into an Amendment, Waiver and Consent Agreement No. 5 (the “Amendment”) with CIBC World Markets Corp., as sole lead arranger, documentation agent and bookrunner, CIT Lending Services Corporation, as syndication agent, Canadian Imperial Bank of Commerce, acting through its New York agency, as issuing bank, administrative agent for the Lenders and as Collateral Agent for the Secured Parties, and certain affiliated entities (collectively the “Lenders”), amending the Amended Credit Agreement (as defined below). The Company and the Lenders are parties to that certain Amended and Restated Credit Agreement (as amended, amended and restated and modified from time to time, the “Amended Credit Agreement”), dated as of September 12, 2007, under which the Lenders provided to the Company a $110 million senior secured term loan facility (the “Term Loan”) and a $10 million senior secured revolving credit facility (the “Revolving Facility”). The Amendment, among other things, (i) waived the existing financial covenant violations as of July 31, 2008, (ii) increased the rate of interest to either (x) LIBOR rate plus 6% or (y) Alternate Base Rate, as defined in the Amended Credit Agreement, plus 5%, (iii) added a 2% accruing payment-in-kind interest until the Senior Leverage Ratio, as defined in the Amended Credit Agreement, is lowered to 3 to 1, (iv) changed the excess cash flow sweep to 75%, such sweep to be performed quarterly, (v) requires certain settlement and asset sale proceeds to be used for debt repayment, (vi) modified certain financial covenants for future periods and (vii) requires a payment to the Lenders of 3% of the outstanding Term Loan and Revolving Facility if a Senior Leverage Ratio, as defined in the Amended Credit Agreement, of 3 to 1 is not achieved by January 31, 2010.
All direct and indirect U.S. subsidiaries of the Company are also parties to the Amendment, as guarantors of the Company’s obligations thereunder. A description of the Amended Credit Agreement is incorporated herein by reference to Item 1.01 of the Company’s Current Report on Form 8-K dated September 12, 2007 (File No. 000-27597).
The foregoing description of the Amendment and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed or incorporated by reference as an exhibit hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The exhibit listed in the Exhibit Index below is filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: November 4, 2008

	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment, Waiver and Consent Agreement No. 5, dated as of October 30, 2008, by and among NaviSite, Inc., certain of its subsidiaries, Canadian Imperial Bank of Commerce, through its New York agency, as issuing bank, administrative agent for the Lenders and as collateral agent for the Secured Parties and the issuing bank, CIBC World Markets Corp., as sole lead arranger, documentation agent and bookrunner, CIT Lending Services Corporation, as syndication agent and certain affiliated entities.

99.1	Description of Amended and Restated Credit Agreement, dated as of September 12, 2007, by and among NaviSite, Inc., certain of its subsidiaries, Canadian Imperial Bank of Commerce, through its New York agency, as issuing bank, administrative agent for the Lenders and as collateral agent for the Secured Parties and the issuing bank, CIBC World Markets Corp., as sole lead arranger, documentation agent and bookrunner, CIT Lending Services Corporation, as syndication agent and certain affiliated entities, is incorporated herein by reference to Item 1.01 to the Registrant’s Current Report on Form 8-K dated September 12, 2007 (File No. 000-27597).